Exhibit 10.3

PAYMENT AGREEMENT

This PAYMENT AGREEMENT (“Agreement”) is made and entered into as of the 20th day of December, 2013 (“Effective Date”) by and among Elco Landmark Residential Holdings II LLC, a Delaware limited liability company (“ELRH II”), Landmark Apartment Trust of America, Inc., a Maryland corporation (“LATA”), and Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership (“LATA OP”, and together with ELRH II and LATA, the “Parties”, and each individually, a “Party”). All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).

RECITALS:

WHEREAS, LATA OP and ELRH II (and certain of ELRH II’s affiliates) are parties to that certain Asset Purchase and Contribution Agreement dated as of March 13, 2013 (as amended, the “Purchase Agreement”), pursuant to which, among other things, ELRH II agreed to sell, convey and assign the ELRH II Sale Assets to LATA OP in return for that certain Promissory Note dated March 14, 2013 made by LATA OP in favor of ELRH II in the principal amount of $10,000,000 (the “Note”); and

WHEREAS, LATA, being the sole general partner of LATA OP, desires to pay down, on behalf of and for the benefit of LATA OP, Five Million Dollars ($5,000,000) of the outstanding principal amount of the Note by delivering to ELRH II 613,497 shares (the “Shares”) of LATA common stock, par value $0.01 per share (“LATA Common Stock”), valued at $8.15 per share and ELRH II has agreed to accept the LATA Common Stock and, in return therefore, to credit LATA OP’s principal obligation under the Note (the “Note Reduction”) in the amount of Five Million Dollars ($5,000,000) (the “Repayment Amount”); and

WHEREAS, the Parties agree that any accrued and unpaid interest under the Note shall remain accrued and unpaid and shall be due and payable in accordance with the terms of the Note, without modification based upon this Agreement..

NOW, THEREFORE, the parties hereto, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows.

Section 1. Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Assignment.

Section 2. Note Reduction.

LATA hereby delivers the Shares of LATA Common Stock to ELRH II as payment of the Note Reduction and ELRH II hereby acknowledges and agrees that the payment of the Repayment Amount as set forth herein constitutes the full and final satisfaction of the Repayment Amount. The undersigned, on behalf of ELRH II, acknowledges receipt of the Shares and the Parties hereto acknowledge the Note Reduction resulting from receipt of the Repayment Amount, such that after giving effect to the issuance of the Shares, the outstanding principal amount of the Note is Five Million Dollars ($5,000,000).

Section 3. Further Assurances.

ELRH II, LATA and LATA OP hereby agree to execute and deliver such further documents and instruments and to take such other actions as reasonably necessary or desirable to carry out the intent of this Agreement and to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, each of LATA and LATA OP agrees to execute any documents or instruments that may be required or otherwise requested by the transfer agent in connection with issuance of the Shares.

Section 4. Representations.

The Parties hereby make the following representations and warranties to each other, with the understanding that each other Party is relying upon the accuracy and completeness thereof in electing to enter into and perform this Agreement:

4.1 Organization. Each Party is a legal entity duly organized and validly existing under the laws of the State of Maryland and is in good standing under such laws. Each Party has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Each Party is qualified to do business in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or conditions (financial or otherwise) of such Party or its subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.2 Authorization. Each Party has taken all corporate action necessary for the authorization, execution, delivery and performance of this Agreement, LATA has taken all corporate action necessary for the authorization, sale, issuance and delivery of the Shares and ELRH II has taken all corporate action necessary for the authorization, sale and delivery of the Class A Units. This Agreement constitutes the legal, valid, and binding obligation of each of the Parties enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

4.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of, such Party’s organizational and governing documents or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Party or its properties or assets, or which would have a Material Adverse Effect or would materially impair or restrict such Party’s power to perform its obligations as contemplated under such agreements.

4.4 Valid Issuance. LATA represents that the Shares, in reliance upon the representations of ELRH II herein, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. The Shares will be free of any liens or encumbrances; provided, however, that the Shares are subject to restrictions on transfer under applicable Securities Laws.

4.5 Compliance With Securities Laws. ELRH II hereby represents and warrants to LATA and LATA OP that ELRH II is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, is a sophisticated investor, has knowledge as to the business and operations of LATA and LATA OP by virtue of the fact that certain indirect principals of ELRH II are directors of LATA and that ELRH II has no need for the protections that registration of the LATA Common Stock would provide. ELRH II is acquiring the LATA Common Stock as an investment to hold, with no intent to distribute such securities. In reliance on the foregoing representations, LATA and LATA OP hereby represent and warrant to ELRH II that the offer, sale and issuance of the Shares is exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and any applicable state securities laws and neither LATA nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Section 5. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement binding upon the Parties, notwithstanding that all the Parties are not signatories to the same counterpart. In order to facilitate the agreements contemplated by this Assignment, signatures transmitted by facsimile machine or signatures transmitted via e-email in a “PDF” format may be used in place of original signatures on this Assignment. Each Party intends to be bound by such Party’s facsimile or “PDF” format signature on this Assignment, is aware that the other Parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives and defenses to the enforcement of this Agreement based upon the form of signature.

Section 6. Binding Effect; Successors and Assigns.

This Agreement and any amendments hereto are binding upon, and, to the extent expressly permitted by the provisions hereof, inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. This Agreement is intended to implement the assignments and transactions contemplated by the Agreement and, to the extent of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern.

Section 6. Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

ELCO LANDMARK RESIDENTIAL HOLDINGS II LLC

By:	/s/ Joseph G. Lubeck
Name:	Joseph G. Lubeck
Title:	President

LANDMARK APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander, Jr.
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP

By:	Landmark Apartment Trust of America Holdings, Inc., its general partner

By:	/s/ Stanley J. Olander, Jr.
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer

[Signature Page to Payment Agreement]